amended and restated ADVISORY AGREEMENT

This Amended and Restated Advisory Agreement (this "Agreement"), dated as of May 23, 2011, is made and entered into by and among Seitel, Inc., a Delaware corporation ("Seitel"), Seitel Holdings, Inc., a Delaware corporation ("Parent" and, together with Seitel, the "Companies" and each a "Company"), ValueAct Capital Management, L.P., a Delaware limited partnership ("ValueAct Capital"), and Centerbridge Advisors II, L.L.C., a Delaware limited liability company ("Centerbridge Advisors" and, together with ValueAct Capital, the "Advisors" and each an "Advisor").

BACKGROUND

A. This Agreement is being entered into concurrently with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of May 21, 2011 (the "Stock Purchase Agreement), by and between Parent, Centerbridge Capital Partners II, L.P., a Delaware limited partnership ("Centerbridge Capital") and Centerbridge Capital Partners SBS II, L.P., a Delaware limited partnership ("Centerbridge SBS" and, together with Centerbridge Capital, "Centerbridge").

B. Pursuant to the terms of the Stock Purchase Agreement, Centerbridge is acquiring 483,803 shares of common stock, par value $0.001, of Parent for an aggregate purchase price of $125,000,000 (the "Investment").

C. Concurrently with the closing of the Investment, Parent, ValueAct Capital, Centerbridge and certain management stockholders of Parent are entering into an Amended and Restated Securities Holders Agreement (the "Securities Holders Agreement"), dated as of the date hereof;

D. ValueAct Capital and the Companies are currently party to an Advisory Agreement, dated as of January 30, 2007, by and among the Companies and ValueAct Capital (the "Original Agreement").

E. In connection with the Investment, the Companies and ValueAct Capital wish to amend and restate in its entirety the Original Agreement in order to set forth herein certain agreements regarding the future relationships among the Companies and the Advisors, which agreements shall be effective from and after the closing of the Investment in accordance with the terms of the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Term. This Agreement shall be in effect for an initial term of ten (10) years commencing on the effective date hereof (the "Term"), and shall be automatically extended thereafter on a year to year basis. Ninety days prior to the expiration of the Term or any extension thereof, an Advisor may provide written notice to the other parties of its desire to terminate this Agreement, in which case the Agreement shall terminate with respect to that Advisor only. This Agreement shall automatically terminate (i) in its entirety upon the consummation by Parent of its initial Public Offering (as defined in the Securities Holders Agreement), (ii) as to Centerbridge Advisors, on the date Centerbridge's Ownership Percentage (as defined in the Securities Holders Agreement) is less than 5%, and (iii) as to ValueAct Capital, on the date ValueAct Capital's Ownership Percentage is less than 5%.

2. Services. Each Advisor shall perform or cause to be performed consulting, advisory, oversight and other services for the Companies and/or their subsidiaries in cooperation with the Company's executive officers and/or board of directors, and Parent shall perform or cause to be performed such services for Seitel and/or its subsidiaries as directed by Seitel's board of directors, which may include, without limitation, the following:

(a) identification, support and analysis of acquisitions and divestitures;

(b) support and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

(c) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

(d) human resource functions, including searching and hiring of executives; and

(e) other services upon the mutual agreement of applicable parties.

Notwithstanding any provision in this Agreement to the contrary, each of the parties hereto acknowledges and agrees that there are no minimum levels of services required to be provided to the Companies pursuant to this Agreement.

3. Expenses.

(a) Seitel hereby agrees to pay to Parent, each Advisor or their respective affiliates the reasonable out-of-pocket expenses (including fees and disbursements of attorneys, accountants and other professionals and consultants retained by each Advisor, Parent or their respective affiliates) incurred by such Advisor, Parent or their respective affiliates and their respective personnel in connection with the performance of the services contemplated by this Agreement. Parent hereby agrees to pay to each Advisor or their respective affiliates the reasonable out-of-pocket expenses (including fees and disbursements of attorneys, accountants and other professionals and consultants retained by such Advisor or their respective affiliates) incurred by such Advisor, their respective affiliates and their respective personnel in connection with the performance for Parent of the services contemplated by this Agreement.

(b) Delivery of Expenses. All expenses payable or otherwise reimbursable to an Advisor, Parent or their respective affiliates shall be payable promptly by wire transfer to an account designated in writing by such Advisor or Parent, as the case may be, or in such other manner as such Advisor or Parent shall specify.

4. Personnel. Each Advisor shall provide and devote to the performance of this Agreement such partners, employees and agents of such Advisor as such Advisor shall deem appropriate to the furnishing of the services requested. Parent shall provide and devote to the performance of this Agreement such partners, employees and agents of Parent as Parent shall deem appropriate to the furnishing of the services requested.

5. Liability. None of the Advisors, Parent nor any other Indemnitee (as defined in Section 6 below) shall be liable to any of the Companies or any of their subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of such Indemnitee acting within the scope of such person's employment or authority. None of the Advisors nor Parent makes any representations or warranties, express or implied, in respect of the services to be provided by the Advisors, Parent or any of the other Indemnitees. Except as an Advisor or Parent may otherwise agree in writing as to such Advisor, after the date hereof: (i) each Advisor shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as any of the Companies or any of their subsidiaries, including those competing with any of the Companies or any of their subsidiaries and (B) do business with any client or customer of any of the Companies or any of their subsidiaries; (ii) neither the Advisors nor any officer, director, employee, member, partner, affiliate or associated entity thereof shall be liable to any of the Companies or any of their subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and (iii) in the event that an Advisor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Companies or any of their subsidiaries, on the one hand, and such Advisor, on the other hand, or any other person, neither of the Advisors shall have a duty (contractual or otherwise) to communicate or present such corporate opportunity to the Companies or any of their subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that such Advisor directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Companies. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than indemnification for the Liabilities (as defined in Section 6 below) relating to the services to be provided by the Advisors or Parent hereunder.

6. Indemnity.

(a) Each of the Companies and their subsidiaries shall defend, indemnify and hold harmless each of the Advisors, their respective affiliates, members, partners, directors, employees and agents (collectively, the "Indemnitees") from and against any and all loss, liability, damage or expenses (i) arising from any claim by any person with respect to, or (ii) in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "Liabilities") other than, with respect to an Indemnitee, for Liabilities which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by such Indemnitee. Each of the Companies and their subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against any such Company, any of its subsidiaries or any of the Indemnitees or in which any of the Indemnitees may be impleaded with others upon any Liabilities, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by any of the Indemnitees, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Indemnitee, then the applicable Advisor shall reimburse the Companies and their subsidiaries for the costs of defense and other costs incurred by the Companies and their subsidiaries to the extent due to such gross negligence, bad faith or willful misconduct. The Company agrees that it will not, without the prior written consent of the applicable Indemnitee, settle, compromise or consent to the entry of any judgment in any pending claim unless such settlement, compromise or consent includes unconditional releases of the applicable Indemnitee and each other Indemnitee from all Liabilities arising or that may arise out of such claim.

(b) Without limiting the generality of the foregoing, any Indemnitee entitled to indemnification, advancement of expenses and/or insurance, pursuant to this Agreement, the certificates of incorporation of the Companies or the bylaws of the Companies and that is an officer, employee, partner or advisor of either of the Advisors or their respective affiliates (each such person, a "Company Indemnitee"), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Advisors and/or their respective affiliates (collectively, the "Indemnitors"). Notwithstanding anything to the contrary in this Agreement, the certificates of incorporation of the Companies or the bylaws of the Companies or otherwise: (i) the Companies are the indemnitor of first resort (i.e., the Companies's obligations to each Company Indemnitee are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Indemnitee are secondary), (ii) the Companies will be required to advance the full amount of expenses incurred by each Company Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement, without regard to any rights each Company Indemnitee may have against the Indemnitors, and (iii) the Companies irrevocably waive, relinquish and release the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  Notwithstanding anything to the contrary in this Agreement, the certificates of incorporation of the Companies or the bylaws of the Companies or otherwise, no advancement or payment by the Indemnitors on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification or advancement of expenses from the Companies will affect the foregoing and the Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Companies. The Indemnitors are express third party beneficiaries of the terms of this Section 6(b).

7. Notices. All notices hereunder shall be in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other parties at the following addresses (or at such other address as shall be given in writing by any party to the others):

To the Companies as appropriate:

c/o Seitel, Inc.

10811 S. Westview Circle Drive

Building C, Suite 100

Houston, TX 77043

Facsimile: (713) 881-8901

Attention: Robert D. Monson

with a required copy to:

Centerbridge Capital Partners II, L.P.

375 Park Avenue

12th Floor

New York, NY 10152

Facsimile: (212) 672-5001

Attention: Kyle Cruz

To ValueAct Capital:

ValueAct Capital Management, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Facsimile: (415) 362-5727

Attention: Allison Bennington, General Counsel

with a required copy to:

Dechert LLP

Cira Centre
2929 Arch Street

Philadelphia, PA 19104

Facsimile: (215) 994-2222

Attention: Christopher G. Karras

To Centerbridge Advisors:

Centerbridge Capital Partners II, L.P.

375 Park Avenue

12th Floor

New York, NY 10152

Facsimile: (212) 672-5001

Attention: Kyle Cruz

with a required copy to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022

Facsimile: (212) 751-4864

Attention: Howard Sobel and Jennifer Perkins

8. Assignment. No party hereto may assign any rights or obligations hereunder to any other person without the prior written consent of the other parties hereto; provided, that neither of the Companies shall unreasonably withhold its consent to any assignment by an Advisor hereunder and an Advisor may, without consent of the Companies, assign its rights and obligations under this Agreement to any Permitted Transferee (as defined in the Securities Holders Agreement).

9. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

10. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

11. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Advisory Agreement as of the date first written above.

SEITEL HOLDINGS, INC.

By: /s/ Gregory P. Spivy

Name: Gregory P. Spivy

Title:

SEITEL INC.

By: /s/ Marcia H. Kendrick

Name: Marcia H. Kendrick

Title:

VALUEACT CAPITAL MANAGEMENT, L.P.

By: ValueAct Capital Management, LLC, its General Partner

By: /s/ George F. Hamel, Jr.

Name: George F. Hamel, Jr.

Title:

CENTERBRIDGE ADVISORS II, L.L.C.

By: /s/ Jeffrey Gelfand

Name: Jeffrey Gelfand

Title: Authorized Person